EXHIBIT (D)
                              MANAGEMENT AGREEMENT


                                     BETWEEN


                             ISLAMIA GROUP OF FUNDS


                                       AND


                             INCOME ACHIEVERS, INC.

         ISLAMIA GROUP OF FUNDS, a Massachusetts business trust registered under the Investment Company Act of 1940 (the"1940 ACT") as an open-end diversified management series investment company (the "TRUST"), hereby appoints INCOME ACHIEVERS, INC., an Illinois corporation registered under the Investment Advisers Act of 1940 as an investment adviser (the"MANAGER"), to furnish investment advisory and management services and certain administrative services with respect to the assets represented by the shares of beneficial interest issued in each series listed in Schedule A hereto, as such schedule may be amended from time to time (each such series hereinafter referred to as the"FUND"). The Trust and the Manager hereby agree that:

                    1. INVESTMENT MANAGEMENT SERVICES. The Manager shall manage the investment operations of the Trust and each Fund, subject to the terms of this Agreement and to the supervision and control of the Trust's Board of Trustees (the"TRUSTEES"). The Manager agrees to perform, or arrange for the performance of, the following services with respect to each Fund:

                            (a) to obtain and evaluate such information relating
                  to economies, industries, businesses, securities and commodities markets, and individual securities, commodities and indices as it may deem necessary or useful in discharging its responsibilities hereunder;

                            (b) to formulate and maintain a continuous
                  investment program in a manner consistent with and subject to
                  (i) the Trust's Declaration of Trust and By-laws; (ii) the Fund's investment objectives, policies, and restrictions as set forth in written documents furnished by the Trust to the Manager; (iii) all securities, commodities, and tax laws and regulations applicable to the Fund and Trust; and (iv) any other written limits or directions furnished by the Trustees to the Manager;

                            (c) unless otherwise directed by the Trustees, to
                  determine from time to time securities, commodities, interests or other investments to be purchased, sold, retained or lent by the Fund, and to implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected;


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                            (d) to determine if the securities purchased for a
                  Fund are consistent with Islamic principles as applicable pursuant to the Fund's investment objectives, policies and restrictions. In making such a determination, the Manager shall make a good faith effort, using the best publicly available information obtainable by it, to identify those companies and other issuers of securities whose products, services and/or activities are substantially consistent with core Islamic teachings;

                            (e) to use reasonable efforts to manage the Fund so
                  that it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;

                            (f) to make the recommendations as to the manner in
                  which voting rights, rights to consent to the Trust or the Fund, and any other rights pertaining to the Trust or the Fund shall be exercised;

                            (g) to make available to the Trust promptly upon
                  request all of the Fund's records and ledgers and any reports or information reasonably requested by the Trust; and

                            (h) to the extent required by law, to furnish to
                  regulatory authorities any information or reports relating to the services provided pursuant to this Agreement.

                  Except as otherwise instructed from time to time by the Trustees, with respect to execution of transactions for the Trust on behalf of a Fund, the Manager shall place, or arrange for the placement of, all orders for purchases, sales, or loans with issuers, brokers, dealers or other counterparts or agents selected by the Manager. In connection with the selection of all such parties for the placement of all such orders, the Manager shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers and dealers who provide the Manager with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, the Manager is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Manager determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided. The Manager may also act as broker to execute trades on behalf of a Fund subject to the above policies and applicable federal and state securities laws.

                  The Trust hereby authorizes any entity or person associated with the Manager that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. The Trust hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2-2(T)(a)(iv).




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                  Transactions for each Fund managed by the Manager generally will be effected independently. The Manager, however, may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Trust or one or more Funds in order to obtain best execution or lower brokerage commissions. In such event, the Manager shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligations to the Trust, the Funds, and the Manager's other customers.

                  The Manager shall for all purposes be deemed to be an independent contractor and not an agent of the Trust and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way.

                    2. ADMINISTRATIVE SERVICES. Subject to the terms of this Agreement and to the supervision and control of the Trustees, the Manager shall provide to the Trust facilities, equipment, statistical and research data, clerical, accounting and bookkeeping services, internal auditing and legal services, and personnel to carry out all management services required for operation of the business and affairs of the Funds other than those services to be performed by the Trust's Distributor pursuant to the Distribution Agreement, those services to be performed by the Trust's Custodian pursuant to the Custody Agreement, those services to be performed by the Trust's Transfer Agent pursuant to the Transfer Agency Agreement, those services to be provided by the Trust's administrator pursuant to the Administration and Accounting Agreement and those services normally performed by the Trust's counsel and auditors.

                    3. USE OF AFFILIATED COMPANIES AND SUBCONTRACTORS. In connection with the services to be provided by the Manager under this Agreement, the Manager may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by the Manager, PROVIDED that the Manager shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by the Manager of such parties.

                    4. EXPENSES BORNE BY THE TRUST. Except to the extent expressly assumed by the Manager herein or under a separate agreement between the Trust and the Manager and except to the extent required by law to be paid by the Manager, the Manager shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of the Trust. Without limitation, such costs and expenses shall include but not be limited to:

                            (a) all charges of depositories, custodians and
                  other agencies for the safekeeping and servicing of its cash, securities, and other property;



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                            (b) all charges for equipment or services used for
                  obtaining price quotations or for communication between the Manager or the Trust and the custodian, transfer agent, any administrator or any other agent selected by the Trust;

                            (c) all charges for and accounting services provided
                  to the Trust by the Manager, or any other provider of such services;

                            (d) all charges for services of the Trust's
                  independent auditors and for services to the Trust by legal counsel;

                            (e) all compensation of the Trustees, other than
                  those affiliated with the Manager, all expenses incurred in connection with their services to the Trust, and all expenses of meetings of the Trustees or committees thereof;

                            (f) all expenses incidental to holding meetings of
                  holders of shares of interest in the Trust ("SHAREHOLDERS"), including printing and of supplying each record-date Shareholder with notice and proxy solicitation material, and all other proxy solicitation expenses;

                            (g) all expenses of printing of annual or more
                  frequent revisions of the Trust prospectus(es) and of supplying each then-existing Shareholder with a copy of a revised prospectus;

                            (h) all expenses related to preparing and
                  transmitting certificates (if any) representing the Trust shares;

                            (i) all expenses of bond and insurance coverage
                  required by law or deemed advisable by the Board of Trustees;

                            (j) all brokers' commissions and other normal
                  charges incident to the purchase, sale, or lending of portfolio securities;

                            (k) all taxes and governmental fees payable to
                  Federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

                            (l) all expenses of registering and maintaining the
                  registration of the Trust under the 1940 Act and, to the extent no exemption is available, expenses of registering the Trust's shares under the Securities Act of 1933, of qualifying and maintaining qualification of the Trust and of the Trust's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Trust under all other laws applicable to the Trust or its business activities;



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                            (m) all interest on indebtedness, if any, incurred
                  by the Trust or a Fund; and

                            (n) all fees, dues and other expenses incurred by
                  the Trust in connection with membership of the Trust in any trade association or other investment company organization.

                    5. ALLOCATION OF EXPENSES BORNE BY THE TRUST. Any expenses borne by the Trust that are attributable solely to the organization, operation or business of a Fund shall be paid solely out of Fund assets. Any expense borne by the Trust which is not solely attributable to a Fund, nor solely to any other series of shares of the Trust, shall be apportioned in such manner as the Manager determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

                    6. EXPENSES BORNE BY THE MANAGER. The Manager at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement.

                  In the event that the Manager pays or assumes any expenses of the Trust or a Fund not required to be paid or assumed by the Manager under this Agreement, the Manager shall not be obligated hereby to pay or assume the same or similar expense in the future; PROVIDED that nothing contained herein shall be deemed to relieve the Manager of any obligation to the Trust or a Fund under any separate agreement or arrangement between the parties.

                    7. MANAGEMENT FEE. For the services rendered, facilities provided, and charges assumed and paid by the Manager hereunder, the Trust shall pay to the Manager out of the assets of each Fund fees at the annual rate for such Fund as set forth in Schedule B to this Agreement. For each Fund, the management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

                    8. RETENTION OF SUB-ADVISER. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, the Manager may retain one or more sub-advisers at the Manager's own cost and expense for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to the Trust or one or more Funds. Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of the Manager under this Agreement, and the Manager shall be responsible to the Trust and its Funds for all acts or omissions of any sub-adviser in connection with the performance of the Manager's duties hereunder.



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                    9. NON-EXCLUSIVITY. The services of the Manager to the Trust hereunder are not to be deemed exclusive and the Manager shall be free to render similar services to others.

                   10. STANDARD OF CARE. The Manager shall not be liable for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon the investigation and research made by any other individual, firm or corporation, if such recommendation shall have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Manager in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

                   11. AMENDMENT. Except to add or delete Funds from Schedule A, this Agreement may not be amended as to the Trust or any Fund without the affirmative votes (a) of a majority of the Board of Trustees, including a majority of those Trustees who are not "interested persons" of the Trust or of the Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of the Trust or, with respect to any amendment affecting an individual Fund, a "majority of the outstanding shares" of that Fund. The terms "interested persons" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

                   12. EFFECTIVE DATE AND TERMINATION. This Agreement shall become effective as to any Fund as of the effective date for that Fund specified in Schedule A hereto. This Agreement may be terminated at any time, without payment of any penalty, as to any Fund by the Board of Trustees of the Trust, or by a vote of a majority of the outstanding shares of that Fund, upon at least sixty (60) days' written notice to the Manager. This Agreement may be terminated by the Manager at any time upon at least sixty (60) days' written notice to the Trust. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act). Unless terminated as provided above, this Agreement shall continue in effect with respect to any Fund until the end of the initial term applicable to that Fund specified in Schedule A and thereafter from year to year only so long as such continuance is specifically approved with respect to that Fund at least annually (a) by a majority of those Trustees who are not interested persons of the Trust or of the Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees of the Trust or by a "vote of a majority of the outstanding shares" of the Fund.

                   13. OWNERSHIP OF RECORDS; INTERPARTY REPORTING. All records required to be maintained and preserved by the Trust pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations which are maintained and preserved by the Manager on behalf of the Trust and any other records the parties mutually agree shall be maintained by the Manager on behalf of the Trust, are the property of the Trust and shall be surrendered by the Manager promptly on request by the Trust; PROVIDED that the Manager may at its own expense make and retain copies of any such records.



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                  The Trust shall furnish or otherwise make available to the
         Manager such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of each Fund as the Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

                  The Manager shall prepare and furnish to the Trust as to each Fund statistical data and other information in such form and at such intervals as the Trust may reasonably request.

                   14. NON-LIABILITY OF TRUSTEES AND SHAREHOLDERS. Any obligation of the Trust hereunder shall be binding only upon the assets of the Trust (or the applicable Fund thereof) and shall not be binding upon any Trustee, officer, employee, agent or shareholder of the Trust. Neither the authorization of any action by the Trustees or shareholders of the Trust nor the execution of this Agreement on behalf of the Trust shall impose any liability upon any Trustee or any shareholder. The Trust's Declaration of Trust is on file with the State of Masachusetts.

                   15. REFERENCES AND HEADINGS. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder'" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction, or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.



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Dated: June 1, 2000

                                                   ISLAMIA GROUP OF FUNDS





                                                   By  /S/ Q.A. KHAN
                                                       -------------
ATTEST



By  /S/ SABINA ABDUL QADIR
    ----------------------

                                                   INCOME ACHIEVERS, INC.



                                                   By  /S/ Q.A. KHAN
                                                       -------------

ATTEST



By  /S/ SABINA ABDUL QADIR
    ----------------------





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[GRAPHIC OMITTED]

                             ISLAMIA GROUP OF FUNDS


                                   SCHEDULE A

         The Funds of the Trust currently subject to this Agreement and the effective date of each are as follows:

        FUND                   EFFECTIVE DATE              INITIAL TERM

Islamia Income Fund             June 1, 2000              June 1, 2000 to
                                                          June 1, 2002








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                             ISLAMIA GROUP OF FUNDS

                              MANAGEMENT AGREEMENT


                                   SCHEDULE B

         Compensation pursuant to Section 7 of this Agreement shall be calculated with respect to each Fund in accordance with the following rate: .80 of 1% of the average daily net assets of the Fund annually.








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